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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (date of earliest event reported) April 22, 2004

                          Commission file number Q4823

                             ACME UNITED CORPORATION
             (Exact name of registrant as specified in its charter)
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            CONNECTICUT                                           06-0236700
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

1931 BLACK ROCK TURNPIKE, Fairfield, Connecticut                    06825
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (203) 332-7330

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing
requirements for the past 90 days. Yes | X |  No |   |

Registrant had 3,818,812 shares outstanding as of April 22, 2004 of its $2.50 par value Common Stock.

                                      (1)
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ACME UNITED CORPORATION
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    Item 2.02 Results of Operations and Financial Condition..............   3
    Signatures...........................................................   7

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ACME UNITED CORPORATION            NEWS RELEASE
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                            CONTACT: Paul G. Driscoll
                             Acme United Corporation
                  1931 Black Rock Turnpike Fairfield, CT 06825
                    Phone: (203) 332-7330 FAX: (203) 576-1547
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                      FOR IMMEDIATE RELEASE April 22, 2004


ACME UNITED CORPORATION REPORTS 19% SALES INCREASE AND STRONG EARNINGS

         FAIRFIELD, CONN. - April 22, 2004 - Acme United Corporation (ASE:ACU) today announced $392,000 or $.11 per diluted share for the first quarter ended March 31, 2004 compared to $78,000 or $.02 per share for the comparable period last year.

         Net sales for the quarter ended March 31, 2004 were $8.6 million compared to $7.2 million in 2003, an increase of 19% (15% at constant currency). Net sales in the U.S. increased 16% due to the launch of new products and market share gains. International sales increased by 30%, and 11% in local currency.

         Gross margins were 43.4% in 2004 versus 40.1% in 2003. The improvement is primarily due to new products and productivity gains.

         Income before income taxes was $710,000 in the first quarter of 2004 compared with $352,000 in the first quarter of 2003, an increase of $358,000. Pre-tax income increased by $120,000 for North America. The European operations lost $140,000 in the first quarter of 2004 compared to $378,000 in 2003, an improvement of $238,000. The results in 2003 included a one-time expense of $175,000 for settlement of a lawsuit. The profitability in Europe is improving due to higher sales and reduced expenses.

         Walter C. Johnsen, President and CEO said, "I am pleased that every division of the Company reported increased sales in real terms. Acme has begun direct shipments from its Hong Kong subsidiary, and is adding new service levels to support the growing customer base. We expect the losses in Europe to continue to narrow."

         The Company's debt less cash on March 31, 2004 was $3.6 million compared to $4.7 million on March 31, 2003.

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         ACME UNITED CORPORATION is a specialized supplier of cutting devices, measuring instruments, and safety products for school, home, and office use.

         Forward-looking statements in this report, including without limitation, statements related to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including without limitation the following: (i) the Company's plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth, and (iii) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.

                                     # # #

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
                             ACME UNITED CORPORATION
                        CONSOLIDATED STATEMENT OF INCOME
                            FIRST QUARTER REPORT 2004

                                                             Quarter Ended          Quarter Ended
                                                            March 31, 2004         March 31, 2003
Amounts in $000's except per share data                      (Unaudited)             (Unaudited)
----------------------------------------------------------------------------------------------------
Net Sales                                                     $   8,567              $   7,189
Gross Profit                                                      3,719                  2,882
Selling, General, and Administrative Expenses                     2,969                  2,301
Other (Income) Expense                                               40                    229
Pre-Tax Income (loss)                                               710                    352
Income Tax Expense                                                  318                    274
Net Income                                                          392                     78
Earnings Per Share Basic                                           0.12                   0.02
Earnings Per Share Diluted                                         0.11                   0.02

                                      (5)

                             ACME UNITED CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET
                            FIRST QUARTER REPORT 2004
                                   (Unaudited)

Amounts in $000's
-----------------

Assets                                                      March 31, 2004         March 31, 2003
------                                                    -----------------------------------------
Current Assets:
     Cash                                                   $       892            $       789
     Accounts Receivable, Net                                     6,687                  6,059
     Inventories                                                  8,336                  7,212
     Prepaid and Other current Assets                               873                  1,030
                                                          -----------------------------------------
Total Current Assets                                             16,788                 15,090

     Property and Equipment, Net                                  2,361                  2,269
     Other Assets                                                   456                    401
                                                          -----------------------------------------
Total Assets                                                $    19,605            $    17,760
                                                          =========================================

Liabilities and Stockholders' Equity
Current Liabilities
     Notes Payable                                          $       183            $         0
     Accounts Payable                                             1,721                  1,206
     Other Current Liabilities                                    1,870                  1,587
     Current Portion of Long Term Debt                            1,745                  3,397
                                                          -----------------------------------------
Total Current Liabilities                                         5,519                  6,190
Long-Term debt                                                    2,542                  2,061
Other Non Current Liabilities                                       759                    732
                                                          -----------------------------------------
                                                                  8,820                  8,983
Total Stockholders' Equity                                       10,785                  8,777
                                                          -----------------------------------------
Total Liabilities and Stockholders' Equity                  $    19,605            $    17,760
                                                          =========================================

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



ACME UNITED CORPORATION

By          /s/ WALTER C. JOHNSEN
         ------------------------------
                Walter C. Johnsen
                 President and
             Chief Executive Officer

Dated:  April 22, 2004



By          /s/ PAUL G. DRISCOLL
         ------------------------------
                Paul G. Driscoll
               Vice President and
             Chief Financial Officer

Dated:  April 22, 2004

                                      (7)